Exhibit 10.3

PLACEMENT AGENT AGREEMENT

May 14, 2015

LATTICE FUNDING, LLC

Suite E-401

766 Shrewsbury Avenue

Tinton Falls, NJ 07724

RE: Placement Agent Agreement for Participations in 8% Secured Convertible Note Issued by Lattice Incorporated

Gentlemen:

This letter confirms our agreement that Lattice Funding, LLC, a Pennsylvania limited liability company (the “Issuer ” or the "Company”) has engaged Cantone Research, Inc. (“CRI” or the “Placement Agent”) to act as the Company’s exclusive Placement Agent in connection with the proposed offering (the “Offering”) of certificates of participation (the “Securities”) in a 8% Senior Secured Convertible Note due April 30, 2020 issued by Lattice Incorporated (the “Note” of “Lattice”), pursuant to the Company’s private offering memorandum dated April 15, 2015 (the “Memorandum”). The terms of the Offering and the proposed uses of the gross proceeds of such Offering are summarized in Exhibit A to this Placement Agent Agreement (the “Agreement”). Lattice is a party to this Agreement. The Offering will be made solely to “accredited investors” (the “Accredited Investors”), as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under applicable federal and state securities laws available under Rule 506(b) of Regulation D and in accordance with the terms of this Agreement. The gross proceeds of the Offering will be on a best efforts basis (no minimum) up to an aggregate of $1,500,000 (with a 10% over-allotment option at the Company’s discretion). Any term capitalized in this Agreement, but not defined herein, shall have the same meaning as defined in the Memorandum.

Upon acceptance, (indicated by your signature below), this Agreement will confirm the terms of the engagement between the Placement Agent and the Company.

1.            Appointment.

On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions of this Agreement, the Company hereby retains the Placement Agent, and the Placement Agent hereby agrees to act, as the Company’s exclusive Placement Agent in connection with the Offering. As Placement Agent for the Offering, CRI will advise and assist the Company in identifying, and assisting the Company in issuing, the Securities to selected suitable investors (the “Offerees”) in the Offering under the terms and conditions described in the Memorandum. The Company acknowledges and agrees that the Placement Agent is only required to use its “commercially reasonable best efforts” in connection with the Offering and that this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities or introduce the Company to Offerees. The Company retains the right to determine all of the terms and conditions of the Offering.

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2.            Information.

(a)            The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on the Memorandum, publicly available information and on data, material and other information furnished to Placement Agent by the Company, Lattice or the Company’s and Lattice’s affiliates and agents. The Company and Lattice will cooperate with CRI and furnish, and cause to be furnished, to CRI, any and all information and data concerning the Company and Lattice, their subsidiaries (if any) and the Offering that CRI deems appropriate, including, without limitation, Lattice’s acquisition and/or merger plans and plans for raising capital or additional financing that is reasonably requested by CRI (the “Information”), including subscription agreements, and the form of the Note (together with the Memorandum, the “Private Placement Materials”). Any Information and Private Placement Materials forwarded to Offerees will be in form reasonably acceptable to Placement Agent and its counsel. The Company represents and warrants that all Information and Private Placement Materials, including, but not limited to, the Company’s financial statements and all information incorporated by reference therein and the Company’s filings (the “Public Filings”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, or will be, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. For its part, Lattice represents and warrants that all Information and Private Placement Materials regarding Lattice and the Collateral will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, except where such statement or omission does not have a material adverse effect on Lattice, the payment of interest and principal of the Note or the Collateral securing the Note.

(b)            It is further agreed that CRI will conduct a due diligence investigation of the Company and Lattice and the Company and Lattice will reasonably cooperate with such investigation as a condition of CRI’s obligations hereunder. The Company and Lattice recognize and confirm that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials, the Public Filings and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) is authorized as the Placement Agent to transmit to any prospective investors a copy or copies of the Private Placement Materials and any other legal documentation supplied to the Placement Agent for transmission to any prospective investors by or on behalf of the Company or by any of the Company’s officers, representatives or agents, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Offerees; (iv) will not make an appraisal of any assets of the Company or Lattice or the Company generally; and (v) retains the right to continue to perform due diligence of the Company and Lattice, its business and its officers and directors during the course of the engagement.

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(c)            Until the date that is one year from the date hereof, CRI will keep all information obtained from the Company and Lattice confidential except: (i) Information which is otherwise publicly available, or previously known to or obtained by, CRI independently of the Company or Lattice and without breach of any agreement known to CRI with the Company or Lattice; (ii) CRI may disclose such information to its officers, directors, employees, agents, representatives, attorneys, and to its other advisors and financial sources on a need to know basis only and will ensure that all such persons will keep such information strictly confidential. No such obligation of confidentiality shall apply to information that: (i) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by CRI, (ii) was known or became known by CRI prior to the Company’s or Lattice’s disclosure thereof to CRI, (iii) becomes known to CRI from a source other than the Company or Lattice, as applicable, and other than by the breach of an obligation of confidentiality owed to the Company or Lattice, (iv) is disclosed by the Company or Lattice to a third party without restrictions on its disclosure, (v) is independently developed by CRI without the use of Lattice confidential information, or (vi) in the opinion of its counsel, is required to be disclosed by CRI or its officers, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction or other governmental body or as may otherwise be required by law.

(d)            The Company and Lattice recognize that in order for CRI to perform properly its obligations in a professional manner, the Company and Lattice will keep CRI informed of and, to the extent practicable and as allowed by law, permit CRI to participate in meetings and discussions between the Company or Lattice and any third party relating to the matters covered by the terms of CRI’s engagement. If at any time during the course of CRI’s engagement, the Company or Lattice become aware of any material change in any of the information previously furnished to CRI, it will promptly advise CRI of the change.

(e)            The Offering shall be conditioned upon, among other things, the satisfactory completion by CRI of its due diligence investigation and analysis of the Company and Lattice.

3.            Compensation. As compensation for services rendered and to be rendered hereunder by Placement Agent, the Company agrees to pay Placement Agent the following fees in consideration of the services rendered by the Placement Agent in connection with the Offering, which shall be reimbursed by Lattice at each closing:

(a)            The Company agrees to pay CRI a cash fee payable upon each closing of the transaction contemplated by this Agreement (“Closing”) equal to eight percent (8%) of the gross amount of Securities sold, plus 1,000 shares of restricted common stock of Lattice (the “Restricted Stock”) for each $1,000.00 of gross proceeds of the Offering (the “Placement Fee”).

(b)            The Company agrees to pay CRI a non-accountable expense allowance in cash (the “Non-Accountable Fee”) equal to 1% of the gross amount of Participations sold.

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(c)            The Company will pay CRI’s legal fees of 1% of the Offering.

(d)            If CRI or the Company exercise their piggyback registration rights found in Section 2(e) of the related Loan and Security Agreement of even date, CRI shall assist and cooperate with legal counsel to Lattice in effecting a filing of a Registration Statement with the Securities and Exchange Commission with respect to the public offering of the Conversion Shares into which the Note is convertible and the resale of any restricted securities shares of Lattice common stock issued to CRI or the Company in connection with the Offering (the “SEC Filing”). Lattice will be responsible for the reasonable costs and expenses of CRI and the Company in connection with the SEC Filing, but in no event less than 1% of the offering amount to be sold for the benefit of selling securityholders as disclosed on the cover of the Registration Statement.

(e)            Lattice agrees to reimburse the Company for the Placement Fee, the Non-accountable Fee, legal fees and other expenses of the Offering in cash from the Gross Proceeds of the Offering. In addition, at the Closing or as soon as practicable thereafter, Lattice agrees to issue 1,000,000 shares of Lattice restricted common stock to the Company as part of its administration fee and the shares of Lattice restricted common stock to CRI as part of the Placement Fee, disclosed above.

4.            Term of Engagement.

(a)            This Agreement will remain in effect until June 30, 2015, after which either party shall have the right to terminate it on fifteen (15) days prior written notice to the other. The date of termination of this Agreement is referred to in this Agreement from time to time as the “Termination Date.” The period of time during which this Agreement remains in effect is referred to herein from time to time as the “Term.” In the event, however in the course of CRI’s performance of due diligence it deems it necessary to terminate the engagement, CRI may do so prior to the Termination Date and upon immediate written notice.

(b)            Notwithstanding anything herein to the contrary, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 7 and 9-18 and all of Exhibit A, will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company’s or Lattice’s obligations to pay fees to the extent provided for in Section 3 above and shall not affect their obligations to reimburse the expenses accruing prior to such termination to the extent provided for in this Agreement. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof).

5.            Certain Placement Procedures. The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Securities Act and any regulations thereunder and any applicable state laws and requirements. In order to induce CRI to enter into this Agreement, the Company agrees that CRI may rely upon any representations and warranties made to any Offeree in this Offering (as if fully set forth herein) for its benefit, and that all such representations and warranties shall be true and correct in all material respects, and shall be true and correct in all material respects as of the date of each Closing. The Company agrees that it shall cause any opinion of its counsel delivered to any Offerees in the Offering also to be addressed and delivered to the Placement Agent, or to cause such counsel to deliver to the Placement Agent a letter authorizing it to rely upon such opinion.

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6.            Representations, Warranties and Covenants of CRI.

CRI, its affiliates and any person acting on its or their behalf (the “Placement Agent Parties”) hereby represent and warrant to, and covenant with, the Company that:

(a)            The Securities offered and sold by the Placement Agent have been and will be offered and sold in compliance with all federal and state securities laws and regulations governing the registration and conduct of broker-dealers, and each Placement Agent Party making an offer or sale of Securities was or will be, at the time of any such offer or sale, registered as a broker-dealer pursuant to Section 15(b) of the Exchange Act, and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and in good standing with FINRA;

(b)            The Securities offered and sold by the Placement Agent have been and will be offered and sold only to Accredited Investors in accordance with Rule 506(b) of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws. The Placement Agent Parties represent and warrant that they have reasonable grounds to believe and do believe that each person to whom a sale, offer or solicitation of an offer to purchase Securities was or will be made was and is an Accredited Investor. Prior to the sale and delivery of a Company security to any such investor, the Placement Agent Parties will obtain an executed subscription agreement and purchaser questionnaire in the form agreed upon by the Company and the Placement Agent (the “Subscription Documents”).

(c)            (i) Sales of the Securities by the Placement Agent will be made only in such jurisdictions in which: (A) the Placement Agent is a registered broker-dealer; and (B) the Placement Agent has been advised by counsel that the offering and sale of the Securities is registered under, or is exempt from registration under, applicable laws. (ii) offers and sales of the Securities by the Placement Agent will be made in compliance with the provisions of Regulation D and/or Section 4(a)(2) of the Securities Act, and the Placement Agent shall furnish to each Offeree a copy of the Memorandum (including all Schedules and Exhibits thereto) prior to accepting any subscriptions for Securities.

(d)            In connection with the offers and sales of the Securities, the Placement Agent Parties have not and will not:

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i.            Offer or sell, or solicit any offer to buy, any Securities by any form of “general solicitation” or “general advertising”, as such terms are used in Regulation D, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

ii.           Use any written material other than the Memorandum, a copy of which is attached hereto as Exhibit C , and the Subscription Documents, and shall only rely upon and communicate information that is publicly available regarding the Company to any potential investors (without limiting the foregoing, none of the Placement Agent Parties is authorized to make any representation or warranty to any Offeree concerning the Company or an investment in the Securities); or

iii.          Take any action that would constitute a violation of Regulation M under the Exchange Act.

(e)            The Placement Agent will periodically notify the Company of the jurisdictions in which it intends the Securities to be offered by it or will be offered by it pursuant to this Agreement, and will periodically notify the Company of the status of the Offering conducted pursuant to this Agreement.

(f)             The Placement Agent shall cause each affiliate or each party acting on its or their behalf with whom they enter into contractual arrangements relating to the offer and sale of any Securities to agree, for the benefit of the Company, to the same provisions contained in this Agreement.

7.            Indemnification. The Company and Lattice agree to indemnify the Placement Agent in accordance with the indemnification and other provisions attached to the Agreement as Exhibit B (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

8.            Other Activities. Lattice acknowledges that CRI has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which Lattice is involved. Subject to the confidentiality provisions of CRI contained in Section 2 hereof, Lattice acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of CRI or of any member, manager, officer, employee, agent or representative of CRI, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to Lattice’s business, nor to limit or restrict the right of CRI to render services of any kind to any other corporation, firm, individual or association; provided that CRI and any of its member, manager, officer, employee, agent or representative shall not use the Information to the detriment of Lattice. CRI may, but shall not be required to, present opportunities to Lattice.

9.            Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the Commonwealth of Pennsylvania. The Company, Lattice and CRI each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Court of Common Pleas of the Commonwealth of Pennsylvania, County of Delaware, or in the United States District Court for the Eastern District of Pennsylvania sitting in the City of Philadelphia (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Court of Common Pleas of the Commonwealth of Pennsylvania, County of Delaware, or the United States District Court for the Eastern District of Pennsylvania sitting in the City of Philadelphia in any such suit, action or proceeding. Each of the Company, Lattice and CRI further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Court of Common Pleas of the Commonwealth of Pennsylvania, County of Delaware, or in the United States District Court for the Eastern District of Pennsylvania and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

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10.          Securities Law Compliance. The Company, at its own expense, will obtain any registration or qualification required to sell any Securities under the Blue Sky laws of any applicable jurisdictions within the applicable required time periods.

11.          Representations and Warranties.

Each of the Company and Lattice severally represent and warrant that:

(a)            it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

(b)            this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and

(c)            the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) such party’s certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound; except where such condition does not, singly or in the aggregate, have a material adverse effect on Lattice, its business, the Collateral, or its ability to pay interest and principal on the Note.

12.          Parties; Assignment; Independent Contractor. This Agreement has been and is made solely for the benefit of CRI, Lattice and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph. The rights and obligations of any party under this Agreement may not be assigned without the prior written consent of the other parties and any other purported assignment will be null and void. CRI has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship among CRI, Lattice and the Company or their respective Boards of Directors or managers. CRI shall not be considered to be the agent of Lattice or the Company for any purpose whatsoever and CRI is not granted any right or authority to assume or create any obligation or liability, express or implied, on Lattice’s or the Company’s behalf, or to bind Lattice or the Company in any manner whatsoever.

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13.          Validity. This Agreement contains the entire agreement between the parties hereto. No party has made any statement, agreement or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No present or past dealings between the parties shall be permitted to contradict or modify the terms hereof. No modification of this Agreement shall be binding unless such modification is in writing and signed by the parties hereto. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

14.          Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

15.          Notices. All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing (copies shall not constitute notice):

If to Lattice:	Lattice Incorporated
7150 N. Park Drive
Suite 500
Pennsauken, NJ 08109
Phone (856) 910-1166
Fax (856) 910-1811

With copies to:	Mitchell Nussbaum, Esq.
Loeb & Loeb, LLP
345 Park Avenue
New York, NY 10154
Telephone: (212) 407-4159
Facsimile: (212) 504-3013

If to the Company:	Lattice Funding, LLC
C/o Cantone Research, Inc.
766 Shrewsbury Avenue
Suite E-401
Tinton Falls, NJ 07724
Telephone: 732-450-3500
Facsimile: 732-450-3520
Attention: Anthony Cantone, Managing Member

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With copies to:	Christopher P. Flannery, Esq.
4 Hillman Drive
Suite 104
Chadds Ford, PA 19317
Telephone: (610) 361-8016
Facsimile: (610) 558-4882

To the Placement Agent:	Cantone Research Inc.
766 Shrewsbury Ave
Tinton Falls, NJ 07724
Telephone: 732-450-3500
Facsimile: 732-450-3520
Attention: Anthony Cantone

With copies to:	Christopher P. Flannery, Esq.
4 Hillman Drive
Suite 104
Chadds Ford, PA 19317
Telephone: (610) 361-8016
Facsimile: (610) 558-4882

16.              Best Efforts Engagement. It is expressly understood and acknowledged that CRI’s engagement for the Offering does not constitute any commitment, express or implied, on the part of CRI or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing and that the Offering will be conducted by CRI on a “best efforts” (no minimum) basis.

17.              Announcements. The Company agrees that CRI shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that CRI shall submit a copy of any such advertisement to the Company and Lattice for their respective approval, such approval not to be unreasonably withheld, conditioned or delayed. The Company further agrees that it shall not issue any press release in connection with the Offering without CRI’s prior written approval of such press release. Lattice further agrees that CRI’s counsel shall have the right to review and comment on any Current Report on Form 8-K regarding the Offering prepared by or on behalf of Lattice before the same is filed with the SEC.

Very truly yours,

CANTONE RESEARCH, INC.

By: ___________________________________

Anthony Cantone, President

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Agreed to and accepted this __th day of May, 2015

LATTICE FUNDING, LLC

By: /s/ Anthony J. Cantone

Anthony J. Cantone, Managing Member

As to the obligations of Lattice Incorporated only,

LATTICE INCORPORATED

By: /s/ Paul Burgess

Paul Burgess, President

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Exhibit A

TERMS OF THE OFFERING

Issuer	Lattice Funding, LLC
Investor Suitability	“Accredited Investors” as defined in Rule 501 of Regulation D and otherwise acceptable to us. See “Investor Suitability Standards.”
Participations Offered	Proportionate interest in the Lattice Note and Restricted Stock
Offering Price	100% of the face value of the Note.
Maximum Offering Amount

Up to $1,500,000 in aggregate principal amount of Participations (with a 10% over-allotment option). The closing of the Offering is not conditioned upon the acceptance of subscriptions for any minimum aggregate principal amount of Participations.

Minimum Investment Per Investor	$10,000.00; provided, however, that we have the right to accept a lesser investment amount from any prospective purchaser in our sole discretion.
Maturity Date	The Participations will be due and payable simultaneously with the Note on its maturity date, which is April 30, 2020.
Interest Rate

Interest on the Note will accrue at a rate of 8% per annum, payable quarterly in arrears. The first interest payment will be due July 30, 2015 and subsequent payments due the 30th day of October, January, April and July thereafter, until the earlier of Lattice’s payment of all principal and accrued interest on the Note, or the principal of the Note is converted and all accrued but unpaid interest is paid.

Conversion Shares

The Company has the right, at any time before maturity of the Note, to convert the principal amount of the Note into Conversion Shares at the Conversion Price of $0.15 (subject to adjustment). Lattice will pay the Company a fee of 2% of the aggregate principal amount of the Note that is converted upon any conversion.

Ranking	The Note will rank equal to Lattice senior debt and ahead of any non-senior debt, except for trade debt.
Use of Proceeds	The Company intends to use the net proceeds from the Offering to purchase the Unit, consisting of the Note and the Restricted Stock. Lattice will use the net proceeds as described in the Memorandum.

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Type of Offering

The Company is offering the Participations on a “best efforts, no minimum” basis, through the Placement Agent.

The Company reserves the right to accept or reject any subscription for Participations, in whole or in part, and any subscription for Participations that is not accepted will be returned without interest. A subscriber may not revoke a subscription tendered to purchase any Participations.

Escrow	The cash subscriptions for Participations will be held in a non-interest bearing escrow account established by the Placement Agent.
Offering Period	The Offering will terminate upon the earlier of: (i) the Company’s acceptance of subscriptions for the Maximum Offering Amount at one or more Closings or (ii) the Offering Termination Date.
Offering Termination Date	June 30, 2015.
Placement Agent Compensation

As consideration for acting as Placement Agent, Lattice will: pay to CRI (a) a commission equal to 8% of the aggregate gross cash proceeds received by the Company from each Closing, (b) 1,000 shares of Lattice’s restricted Common Stock for each $1,000 face value of the Note, and (c) a non-accountable expense equal to 1% of the aggregate gross cash proceeds received by the Company from each Closing. Lattice will also reimburse the Company for all of its expenses, including legal fees of 1% of the total gross proceeds accepted at any Closing.

Administration Fee and Stock Grant

The Company will receive an annual administration fee from Lattice of 2% of the Principal balance on the Note, payable at the same time Lattice pays interest. This fee increases to 3% upon a default under the Note. The Company will also receive 1,000,000 shares of restricted Lattice Common Stock (with registration rights)

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EXHIBIT B

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

Lattice agrees to indemnify and hold harmless the Placement Agent and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for Lattice or Funding, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between Lattice and Placement Agent to which these indemnification provisions are attached and form a part, any breach by Lattice of any representation, warranty, covenant or agreement contained in the Agreement or the subscription agreement with the investors (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Lattice for or in connection with the engagement of Placement Agent by Lattice or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which Lattice may otherwise have to any Indemnified Party.

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If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify Lattice with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify Lattice shall not relieve Lattice from its obligations hereunder, except to the extent that such Indemnified Party’s failure has materially prejudiced the Indemnifying Party’s rights or materially increased its liabilities and obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it at its own expense. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Lattice and any counsel designated by Lattice. The Company shall be liable for any settlement of any claim against any Indemnified Party made with Lattice’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then Lattice shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by Lattice and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of Lattice, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by Lattice and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon Lattice and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

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